UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: July 15, 2016

DATE OF REPORT: July 15, 2016

GENERATION ZERO GROUP, INC.

 (Exact Name of Registrant As Specified In Its Charter)

Nevada	000-55287	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,

 SUITE #253

WEDDINGTON, NC  28104

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707

(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Generation Zero Group, Inc. (the “Company”, “we” or “us”) entered into a Forbearance Agreement with secured noteholders (the “Note Holders”) in November 2010, which was subsequently amended and extended through January 2, 2016 as disclosed in previous Company filings with the SEC, in connection with a total of $2,920,250 owed by the Company to the Note Holders pursuant to the secured notes which are in default.

On July 15, 2016, holders of a majority in principal amount outstanding of the Company’s secured notes authorized the Collateral Agent to enter into the Third Addendum to Forbearance and Note Amendment Agreement (“Third Addendum”). Pursuant to the Third Addendum, the Collateral Agent for the Note Holders (with the required consent of the Note Holders) agreed to forbear from taking any action in connection with the secured notes (subject to the terms of the Third Addendum) from January 2, 2016 until January 2, 2017.

In recognition of the resources and commitment required to successfully negotiate the final settlement of the Geronimo legal matters, the Note Holders agreed to waive forbearance fee for this Third Addendum. The Company shall use its good faith efforts to continue to support its blanket legal opinion (when applicable) to facilitate the removal of restrictive legends on shares of common stock previously authorized for issuance in June 2010, November 2010 and April 2012 and issued (or to be issued) by the Company to Note Holders in association with the secured notes.

All terms and conditions associated with the Third Addendum are included in the attached Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On a previous Form 8-K, Generation Zero Group, Inc. (the “Company”, “we” and “us”) stated its intent to continue posting business updates until such time as the company resumes full SEC reporting status, if ever.  Interested parties may also find Company updates at www.generationzerogroup.com and follow the Company’s operational progress at its websites https://find.com and https://zeekly.com.

Update on Find.com.  Consistent with the Company’s business plan and its recent Form 8-K, the Company has now completed a soft launch of Find.com’s MultiSearch on the main Find.com website and has migrated to a more robust server platform.  Interested parties are now able to experience the new MultiSearch site and sign up to join the Find community at https://find.com.

With the progress reported herein, the Company is accelerating its fundraising efforts in order to implement additional phases of its business plan.

The information responsive to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.  The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.

Description

10.1*

Third Addendum to Forbearance and Note Amendment Agreement (July 15, 2016)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: July 15, 2016	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

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